                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY
                                                                  --------------



                            BANKVEST CAPITAL CORP.
              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
              --------------------------------------------------

     THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is made as of February 28, 1997, by and among BankVest Capital Corp., a Massachusetts corporation (the "COMPANY"), Primus Capital Fund III Limited Partnership, an Ohio limited partnership ("PRIMUS"), PNC Venture Corp, a Delaware corporation ("PNC"), and Whitney Subordinated Debt Fund, LP ("WSDF") and amends and restates the Registration Agreement (the "ORIGINAL AGREEMENT") made as of May 30, 1996 by and among the Company, Primus and PNC.

     The Company, Primus and PNC are parties to a Purchase Agreement dated as of May 30, 1996 (the "PRIMUS/PNC PURCHASE AGREEMENT"). In order to induce Primus and PNC to enter into the Primus/PNC Purchase Agreement, the Company agreed to provide the registration rights set forth in the Original Agreement and the execution and delivery thereof was a condition to the Closing under the Primus/PNC Purchase Agreement.

     The Company and WSDF are parties to a Securities Purchase Agreement of even date herewith (the "WSDF PURCHASE AGREEMENT"). In order to induce WSDF to enter into the WSDF Purchase Agreement and to induce Primus and PNC to consent to the transactions contemplated therein, the Company has agreed to provide the registration rights set forth in this Amended and Restated Registration Rights Agreement. The execution and delivery of this Amended and Restated Registration Rights Agreement is a condition to the Closing under the WSDF Purchase Agreement.

     Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 9 hereof.

     The parties hereto hereby agree as follows:

     1.   DEMAND REGISTRATIONS.
          --------------------

          (a)  Requests for Registration.  At any time after the third
               -------------------------
anniversary of the Closing under the Primus/PNC Purchase Agreement or such earlier time as the Company has completed a public offering of its Common Stock under the Securities Act, the holders of a majority of the Primus/PNC Registrable Securities and the holders of a majority of the WSDF Registrable Securities may each request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration ("LONG-FORM REGISTRATIONS"), and the holders of at least 25% of the Primus/PNC Registrable Securities and the holder of at least 25% of the WSDF Registrable Securities may each request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-2 or S-3 or any similar short-form registration ("SHORT-FORM REGISTRATIONS") if available. All registrations requested pursuant to this paragraph 1(a) are referred to herein as "DEMAND REGISTRATIONS". Each request for
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a Demand Registration shall specify the approximate number of Registrable
Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall, subject to paragraph 1(d) below, include in such registration all Registrable Securities with respect to which the Company has received written re quests for inclusion therein within 15 days after the receipt of the Company's notice.

          (b)  Long-Form Registrations.  The holders of Primus/PNC Registrable
               -----------------------
Securities and the holders of WSDF Registrable Securities shall each be entitled to request two Long-Form Registrations in which the Company shall pay all Registration Expenses ("COMPANY-PAID LONG-FORM REGISTRATIONS"). A registration shall not count as one of the permitted Company-paid Long-Form Registrations until it has become effective, and neither the last or any subsequent Company-paid Long-Form Registration shall count as one of the permitted Company-paid Long-Form Registrations unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay
                               -------- ----
all Registration Expenses in connection with any registration initiated as a Company-paid Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Company-paid Long-Form Registrations.

          (c)  Short-Form Registrations.  In addition to the Long-Form
               ------------------------
Registrations provided pursuant to paragraph 1(b), the holders of Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.

          (d)  Priority on Demand Registrations.  The Company shall not include
               --------------------------------
in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Primus/PNC Registrable Securities and a majority of the WSDF Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and/or, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, Pro Rata among the respective holders thereof. Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company's expense must pay their share of the Registration Expenses as provided in paragraph 5 hereof.

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          (e)  Restrictions on  Registrations.  The Company shall not be
               ------------------------------
obligated to effect any Long-Form Registration within 180 days after the effective date of a previous Long-Form Registration. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company's board of directors determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in such event, the holders of Registrable
                        -------- ----
Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

          (f)  Other Registration Rights.  Except as provided in this Agreement,
               -------------------------
the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Primus/PNC Registrable Securities and a majority of the WSDF Registrable Securities; provided that the Company may
                                                   -------- ----
grant rights to other Persons to participate in Piggyback Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations.

     2.   PIGGYBACK REGISTRATIONS.
          -----------------------

          (a)  Right to Piggyback.  Whenever the Company proposes to register
               ------------------
any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "PIGGYBACK REGISTRATION"), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall, subject to paragraphs 2(c) and 2(d) below, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

          (b)  Piggyback Expenses.  The Registration Expenses of the holders of
               ------------------
Registrable Securities shall be paid by the Company in all Piggyback Registrations.

          (c)  Priority on Primary Registrations.  If a Piggyback Registration
               ---------------------------------
is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration
(i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, Pro Rata among the holders of such Registrable Securities, and (iii) third, other securities requested to be included in such registration.

          (d)  Priority on Secondary Registrations.  If a Piggyback Registration
               -----------------------------------
is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities owned by each of the holders requesting such registrations and the holders of Registrable Securities, and as among the holders of Registrable Securities, Pro Rata among the holders of such Registrable Securities, and (ii) second, other securities requested to be included in such registration.

          (e)  Other Registrations.  If the Company has previously filed a
               -------------------
registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

     3.   HOLDBACK AGREEMENTS.
          -------------------

          (a) Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

          (b) The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall cause each holder of at least 2% of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

     4.   REGISTRATION PROCEDURES.  Whenever the holders of Registrable
          -----------------------
Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company

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shall use its best efforts to effect the registration and the sale of such
Registrable Securities in accordance with the intended method of disposition thereof (including the registration of Preferred Stock, Nonvoting Common Stock and Warrants held by a holder of Registrable Securities requesting registration as to which the Company has received reasonable assurances that only Registrable Securities shall be distributed to the public), and pursuant thereto the Company shall as expeditiously as possible:

          (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; provided
                                                                       --------
that before filing a registration statement or prospectus or any amendments or
----
supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Primus/PNC Registrable Securities and to the counsel selected by the holders of a majority of the WSDF Registrable Securities covered by such registration statement copies of all such documents proposed to be filed (which documents shall be subject to the review and comment of such counsel);

          (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than nine months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company shall not be required to (i) qualify generally
        -------- ----
to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction; and provided further that anything in this Agreement to the
                  -------- -------
contrary notwithstanding with respect to the bearing of expenses, if any jurisdiction in which the Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification of such Registrable Securities in that jurisdiction be borne by the sellers of Registrable Securities, then such expenses shall be payable by such sellers of Registrable Securities Pro Rata to the extent required by such jurisdiction;

          (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

          (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Primus/PNC Registrable Securities or a majority of the WSDF Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

          (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

          (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

          (m) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

          (n) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Primus/PNC Registrable Securities or holders of a majority of the WSDF Registrable Securities being sold reasonably request; provided that such
                                                      -------- ----
Registrable Securities constitute at least 10% of the securities covered by such registration statement).

     5.   REGISTRATION EXPENSES.
          ---------------------

          (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

          (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees (not to exceed $25,000 with respect to each such Demand and Piggyback Registration) and disbursements of one counsel chosen by the holders of a majority of the Primus/PNC Registrable Securities or the WSDF Registrable Securities initially requesting such registration and the reasonable fees (not to exceed $15,000 with respect to each such Demand and Piggyback Registration, and disbursements of one counsel chosen by the holders of a majority of the holders of the other of the Primus/PNC Registrable Securities or the WSDF Registrable

Securities) and for the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such holder in connection with any underwritten Demand Registration or Piggyback Registration.

          (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     6.   INDEMNIFICATION.
          ---------------

          (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company and the underwriter, and their directors and officers and each Person who controls the Company or the underwriter, as the case may be (within the meaning of the Securities Act), against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not
             -------- ----
joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice
                                -------- ----
shall not impair any Person's right to indemnification
hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim (provided,
                                                                   --------
however, if the Company is the indemnifying party, the Company shall be
-------
obligated to pay the fees and expenses for counsel for all parties indemnified whose liability is derived from Primus/PNC Registrable Securities and one counsel for all parties indemnified whose liability is derived from WSDF Registrable Securities), unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

     7.   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.  No Person may
          -------------------------------------------
participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no
                                                            -------- ----
holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company and the underwriters with respect thereto, except as otherwise provided in paragraph 6 hereof.

     8.   RULE 144 REPORTING.  The Company agrees with Primus, PNC and WSDF as
          ------------------
follows:

          (a) The Company shall make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after 90 days following the effective date of the first registration of the Company under the Securities Act of an offering of its securities to the general public.

          (b) The Company shall file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange

Act at any time after the Company has become subject to such reporting requirements of the Exchange Act.

          (c) The Company shall furnish to such holder of Registrable Securities forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement of the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Restricted Stock to sell any such securities without registration.

     9.   DEFINITIONS.
          -----------

          (a) "PRIMUS/PNC REGISTRABLE SECURITIES" means (i) any Class A Common issued upon the conversion of any Class A Preferred or the exercise of the Class A Warrant issued pursuant to the Primus/PNC Purchase Agreement, (ii) any Class A Common issued upon the conversion of any Class B Common issued upon conversion of any Class B Preferred or the exercise of the Class B Warrant issued pursuant to the Primus/PNC Purchase Agreement or the exercise of the Contingent Warrants (if any) issued pursuant to the Primus/PNC Purchase Agreement, (iii) any Class A Common issued upon the conversion of any Class A Preferred issued upon the conversion of any Class B Preferred issued pursuant to the Primus/PNC Purchase Agreement, (iv) any securities of the Company issued or issuable with respect to the securities referred to in clauses (i), (ii) and (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (v) any other shares of Class A Common or other Common Stock held by Persons holding securities described in clauses (i) to (iv), inclusive, above. Unless otherwise stated, other capitalized terms contained in this definition have the meanings set forth in the Primus/PNC Purchase Agreement.

          (b) "PRO RATA" as applied to the allocation of Primus/PNC Registrable Securities and WSDF Registrable Securities included in a registration statement means:

          (i) with respect to the allocation of Registrable Securities to be included as between the holders of Primus/PNC Registrable Securities on the one hand and WSDF Registrable Securities on the other hand, (A) up to one half of the number of Registrable Securities to be included in such registration statement shall be allocated 50 percent to the holders of Primus/PNC Registrable Securities and 50 percent to the holders of WSDF Registrable Securities, in each case to the full amount thereof requested to be included in such registration statement, and (B) the balance of the number of registrable Securities shall be allocated among the holders of Primus/PNC Registrable Securities and WSDF Registrable Securities pro rata on the basis of the number of Primus/PNC Registrable Securities and WSDF Registrable Securities then outstanding; and

          (ii) with respect to the further allocation of Primus/PNC Registrable Securities among the holders thereof or WSDF Registrable Securities among the holders thereof, pro rata on the basis of the amount of Registrable Securities owned by each holder.

          (c) "REGISTRABLE SECURITIES" means the Primus/PNC Registrable Securities or the WSDF Registrable Securities, or any of them, as the case may be. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

          (d) "WSDF REGISTRABLE SECURITIES" means the shares of common stock of the Company issued or issuable upon exercise of the warrant to purchase 118,038 shares of Class A common stock of the Company and the warrant to purchase up to an additional 53,654 shares of Class A common Stock being issued to WSDF pursuant to the WSDF Purchase Agreement, and any securities of the Company issued or issuable with respect to such common stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     10.  MISCELLANEOUS.
          -------------

          (a)  Selection of Investment Bankers.  The selection of investment
               -------------------------------
banker(s) and manager(s) for any public offering or private sale by the Company of its securities must be approved by the holders of a majority of the PNC/Primus Registrable Securities and a majority of the WSDF Registrable Securities, which approval shall not be unreasonably withheld so long as such investment banker(s) and manager(s) are of recognized national standing and, in the case of a public offering, can reasonably be expected to provide the requisite degree of analytical and other support to the Company and the investing public following such offering.

          (b)  No Inconsistent Agreements.  The Company shall not hereafter
               --------------------------
enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

          (c)  Adjustments Affecting Registrable Securities.  The Company shall
               --------------------------------------------
not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

          (d)  Remedies.  Any Person having rights under any provision of this
               --------
Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          (e)  Amendments and Waivers.  Except as otherwise provided herein, the
               ----------------------
provisions of this Agreement may be amended or waived only upon the prior written consent of the Company, the holders of a majority of the Primus/PNC Registrable Securities and the holders of a majority of the WSDF Registrable Securities.

          (f)  Successors and Assigns.  All covenants and agreements in this
               ----------------------
Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

          (g)  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (h)  Counterparts.  This Agreement may be executed simultaneously in
               ------------
two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          (i)  Descriptive Headings.  The descriptive headings of this Agreement
               --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

          (j)  GOVERNING LAW.  ALL ISSUES AND QUESTIONS CONCERNING THE
               -------------
CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          (k)  Notices.  All notices, demands or other communications to be
               -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each party at the address indicated below:

               (i)    If to the Company:

                      BankVest Capital Corp.
                      114 Turnpike Road
                      Westborough Executive Park
                      Westborough, Massachusetts 01581
                      Attention: President

                      with a copy to:
                      --------------

                      Goldstein & Manello, P.C.
                      265 Franklin Street
                      Boston, Massachusetts 02110
                      Attention:  Richard J. Snyder

               (ii)   If to Primus:

                      Primus Capital Fund III
                          Limited Partnership
                      One Cleveland Center
                      Suite 2700
                      Cleveland, Ohio  44114
                      Attention:  Kevin J. McGinty

                      with a copy to:
                      --------------

                      Kirkland & Ellis
                      200 E. Randolph Drive
                      Chicago, Illinois 60601
                      Attention: Ted H. Zook

               (iii)  If to PNC Venture Corp.:

                      PNC Venture Corp
                      c/o PNC Equity Management Corp.
                      One PNC Plaza, 19th Floor
                      249 Fifth Avenue
                      Pittsburgh, Pennsylvania  15222
                      Attention:  Gary J. Zentner
                      with a copy to:
                      --------------

                      Kirkland & Ellis
                      200 E. Randolph Drive
                      Chicago, Illinois 60601
                      Attention: Ted H. Zook

               (iv)   If to WSDF:

                      Whitney Subordinated Debt Fund, LP
                      177 Broad Street - 1st Floor
                      Stamford, Connecticut 06901
                      Attention: James H. Fordyce
                                 David J. O'Brien

                      with a copy to:
                      --------------

                      Morrison Cohen Singer & Weinstein, LLP
                      750 Lexington Avenue
                      New York, New York 10022
                      Attention: David Scherl

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                            *     *     *     *    *

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                   BANKVEST CAPITAL CORP.

                                   By   _______________________________________

                                   Its  _______________________________________


                                   PRIMUS CAPITAL FUND III LIMITED
                                   PARTNERSHIP

                                   By:  Primus Venture Partners III
                                        Limited Partnership, its general partner

                                   By:  Primus Venture Partners, Inc.,
                                        its general partner


                                   By   _______________________________________

                                   Its  _______________________________________


                                   PNC VENTURE CORP

                                   By   _______________________________________

                                   Its  _______________________________________


                                   WHITNEY SUBORDINATED DEBT FUND,
                                   LP

                                   By   _______________________________________

                                   Its  _______________________________________

                                                                [EXECUTION COPY]


                             BANKVEST CAPITAL CORP.

                               FIRST AMENDMENT TO
               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
               --------------------------------------------------

          THIS FIRST AMENDMENT TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of May 28, 1998, by and among BankVest
                ---------
Capital Corp., a Massachusetts corporation (the "Company"), Primus Capital Fund
                                                 -------
III Limited Partnership, an Ohio limited partnership ("Primus"), PNC Venture
                                                       ------
Corp, a Delaware corporation ("PNC"), and Whitney Subordinated Debt Fund, L.P.,
                               ---
a Delaware limited partnership ("WSDF").
                                 ----

          WHEREAS, the parties to this Agreement are parties to an Amended and Restated Registration Rights Agreement, dated as of February 28, 1997 (the "Amended and Restated Registration Rights Agreement").
---------------------------------------------------

          WHEREAS, Primus and PNC are parties to a Purchase Agreement of even date herewith (the "1998 Purchase Agreement"). In order to induce Primus and
                    -----------------------
PNC to enter into the 1998 Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the 1998 Purchase Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Amended and Restated Registration Rights Agreement.

          WHEREAS, the parties hereto desire to amend the Amended and Restated Registration Rights Agreement as set forth herein.

          NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

          1.   Piggyback Registrations.  The parties hereto hereby agree that
               -----------------------
paragraph 2(a) of the Amended and Restated Registration Rights Agreement shall be amended and restated as follows:

          "(a) Right to Piggyback.  Whenever the Company proposes to register
               ------------------
          any of its securities under the Securities Act (other than pursuant to a Demand Registration or an Employee Shelf Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "PIGGYBACK REGISTRATION"), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall, subject to paragraphs 2(c) and 2(d) below, include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice."

          2.   Definitions.  The parties hereto hereby agree that the following
               -----------
definitions shall be added or amended and included in the definitions contained in paragraph 9 of the Amended and Restated Registration Rights Agreement.

     (a)  Employee Registrable Securities.  The term "Employee Registrable
          -------------------------------
          Securities" is hereby added to paragraph 9 of the Amended and Restated Registration Rights Agreement as follows:

          "'Employee Registrable Securities' means (i) any shares
            -------------------------------
          of Class A Common issued pursuant to that certain Confidential Private Placement Memorandum prepared by and on behalf of the Company and dated as of December 1, 1995 constituting an aggregate of 36,000 shares of Class A Common, (ii) any shares of Class A Common issued pursuant to that certain October 6, 1997 Private Placement Memorandum constituting an aggregate of 38,750 shares of Class A Common, (iii) any shares of Class A Common issued to Cathy
          F. Sutton, Daniel C. Chagnon, Dennis J. Conlon, Kellie D. Jacques and Michael P. Karman in 1995 constituting an aggregate of 28,000 shares of Class A Common and (iv) any securities of the Company issued or issuable with respect to the securities referred to in clauses (i), (ii) and (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Employee Registrable Securities shall exclude any shares of Common Stock of the type described in clauses (i), (ii) or (iii) above that were purchased by Paul S. Gass or John P. Colton. Unless otherwise stated, other capitalized terms contained in this definition have the meanings set forth in the 1998 Purchase Agreement."

     (b)  Primus/PNC Registrable Securities.  The term "Primus/PNC Registrable
          ---------------------------------
          Securities" as it appears in paragraph 9 of the Amended and Restated Registration Rights Agreement is hereby deleted and replaced in its entirety with the following:

          "'Primus/PNC Registrable Securities' means (i) any Class
            ---------------------------------
          A Common issued upon the conversion of any Class A Preferred or the exercise of the Class A Warrant issued pursuant to the Primus/PNC Purchase Agreement, (ii) any Class A Common issued upon the conversion of any Class B Common issued upon conversion of any Class B Preferred or the exercise of the Class B Warrant issued pursuant to the Primus/PNC Purchase Agreement or the exercise of the Contingent Warrants (if any) issued pursuant to the Primus/PNC Purchase Agreement,
          (iii) any Class A Common issued upon the conversion of any Class A Preferred issued upon the conversion of any Class B Preferred issued pursuant to the Primus/PNC Purchase Agreement, (iv) any Class A Common issued upon the conversion of any Class C Preferred issued pursuant to the 1998 Purchase Agreement, (v) any Class A Common issued upon the conversion of any Class B Common issued upon conversion of any Class D Preferred issued pursuant to the 1998 Purchase Agreement or the exercise of the Contingent Warrants (if any) issued pursuant to the 1998 Purchase Agreement, (vi) any Class A Common issued upon the conversion of any Class C Preferred issued upon the conversion of any Class D Preferred issued pursuant to the 1998 Purchase Agreement,
          (vii) any securities of the Company issued or issuable with respect to the securities referred to in clauses (i), (ii),
          (iii), (iv), (v) and (vi) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (viii) any other shares of Class A Common or other Common Stock held by Persons holding securities described in clauses (i) to (vii), inclusive, above. Unless otherwise stated, other capitalized terms contained in this definition have the meanings set forth in the Primus/PNC Purchase Agreement and the 1998 Purchase Agreement (as the case may be).

     (c)  1998 Purchase Agreement.  The term "1998 Purchase Agreement" shall be
          -----------------------
          added to the definitions contained in paragraph 9 of the Amended and Restated Registration Rights Agreement and such term shall read as follows:

          "'1998 Purchase Agreement' means the Purchase Agreement,
            -----------------------
          dated as of May 28, 1998, by and among the Company, Primus and PNC."

          3.   Certain Shelf Registration.  The parties hereto hereby agree that
               --------------------------
the following paragraph shall be added and included as a new paragraph 11 of the Amended and Restated Registration Rights Agreement:

          "Certain Shelf Registration. The holders of Primus/PNC
           --------------------------
          Registrable Securities and the holders of WSDF Registrable Securities agree that, notwithstanding anything to the contrary in this Agreement, the Company may grant the registration rights described in this paragraph 11 to the holders of Employee Registrable Securities. At any time following the sixth month anniversary of the consummation of an initial Public Offering (as defined in the 1998 Purchase Agreement) or such earlier time as the underwriters managing such initial Public Offering may deem acceptable, the holders of Employee Registrable Securities may request that the Company use its best efforts to prepare and file with the Securities and Exchange Commission a shelf registration statement (as amended and supplemented from time to time, the "Shelf Registration Statement") relating to the sale by
               ----------------------------
          the holders of Employee Registrable Securities of Employee Registrable Securities in accordance with Rule 415 under the Securities Act (or any similar rule that may be adopted by the Securities and Exchange Commission) and to use its best efforts to keep such Shelf Registration Statement effective for the period commencing on the date on which the Securities and Exchange Commission declares such Shelf Registration Statement effective and ending 180 days following the date of such declaration (the "Shelf Registration Period"). It being
                            -------------------------
          understood that the total number of Employee Registrable Securities that may be issued pursuant to such Shelf Registration Statement shall not exceed 102,750 shares of Class A Common as indicated on Exhibit A attached hereto,
                                         ---------
          except as such number is adjusted pursuant to a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. The Company shall have the right to delay filing the Shelf Registration Statement and delay causing the Shelf Registration Statement to become effective, if the Company determines, with respect to the advisability (as determined in good faith) of deferring public disclosure of material corporate developments or other information, that use of the Shelf Registration Statement and the disclosure required to be made therein would not be in the best interests of the Company at such time. In addition, the Company shall have the right to prohibit the transfer of any Employee Registrable Securities pursuant to the Shelf Registration Statement (a "Delay Period") for a reasonable
                                     ------------
          length of time, if the Company determines, with respect to the advisability (as determined in good faith) of deferring public disclosure of material corporate developments or other information, that use of the Shelf Registration Statement and the disclosure required to be made therein would not be in the best interests of the Company at such time. In the event of a Delay Period, the Shelf Registration Period shall be extended by the number of days constituting such Delay Period. The Company shall use its reasonable efforts to minimize the length of a Delay Period, if any. Any registration described in this paragraph 11 is referred to herein as the "Employee Shelf Registration." The Company
                            ---------------------------
          shall provide written notice to the holders of Employee Registrable Securities of a Delay Period, if any. Any changes to the registration rights described in this paragraph 11 shall require the prior written consent of the holders of a majority of the Primus/PNC Registrable Securities and the holders of a majority of the WSDF Registrable Securities.

                            *     *     *     *    *

          IN WITNESS WHEREOF, the parties have executed this First Amendment to Amended and Restated Registration Rights Agreement as of the date first written above.


                         BANKVEST CAPITAL CORP.

                         By   ________________________________________

                         Its  ________________________________________



                         PRIMUS CAPITAL FUND III LIMITED PARTNERSHIP

                         By: Primus Venture Partners III Limited Partnership, its general partner
                         By:  Primus Venture Partners, Inc., its general partner


                         By   ________________________________________

                         Its  ________________________________________



                         PNC VENTURE CORP

                         By   ________________________________________

                         Its  ________________________________________



                         WHITNEY SUBORDINATED DEBT FUND, L.P.

                         By   ________________________________________

                         Its  ________________________________________

                                   EXHIBIT A
                                   ---------


                                [SEE ATTACHED]

                                      -6-